Exhibit 99.1

ASX RELEASE | June 14, 2023 | ASX:PLL

Piedmont Lithium Reports Results of Annual Meeting of Stockholders

Belmont, North Carolina, June 14, 2023 – Piedmont Lithium Inc. (“Piedmont” or “Company”) (Nasdaq:PLL; ASX:PLL), a developer of lithium resources critical to the U.S. electric vehicle supply chain, is pleased to announce the results of its annual meeting of stockholders held virtually on June 13, 2023 (the “Meeting”), at which the stockholders approved all proposals put forward by the Company.

The two director nominees named in the Company’s proxy statement dated April 28, 2023 (the “Proxy Statement”) were elected to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Additionally, the other proposals, as outlined in the Proxy Statement, were approved by the affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Meeting and entitled to vote on the proposal.

Voting results are provided in the tables that follow. All resolutions were decided by a poll. The information required by ASX Listing Rule 3.13.2 is contained in the Appendix to this announcement.

1.	Election of the two Class III director nominees to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1):
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
• Mr. Jeff Armstrong	5,999,611	1,039,337	4,622,041
• Ms. Christina Alvord	6,979,247	59,701	4,622,041

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2):
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,526,095	116,514	18,380	0

3.	Approval of, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3):
Votes For	Votes Against	Abstentions	Broker Non-Votes
4,227,263	2,734,575	77,110	4,622,041

4.	Approval of the grant of up to 29,890 stock options to Mr. Keith Phillips (Proposal 4):
Votes For	Votes Against	Abstentions	Broker Non-Votes
4,056,106	2,737,169	245,673	4,622,041

5.	Approval of the grant of up to 13,260 restricted stock units to Mr. Keith Phillips (Proposal 5):
Votes For	Votes Against	Abstentions	Broker Non-Votes
4,074,235	2,719,493	245,220	4,622,041

6.	Approval of the grant of up to 53,034 performance stock units to Mr. Keith Phillips (Proposal 6):
Votes For	Votes Against	Abstentions	Broker Non-Votes
4,046,410	2,746,760	245,778	4,622,041

7.	Approval of the grant of up to 2,879 restricted stock units to Mr. Jeff Armstrong (Proposal 7):
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,186,988	606,562	245,398	4,622,041

8.	Approval of the grant of up to 1,591 restricted stock units to Ms. Christina Alvord (Proposal 8):
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,193,507	601,148	244,293	4,622,041

9.	Approval of the grant of up to 1,591 restricted stock units to Mr. Jorge Beristain (Proposal 9):
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,187,928	604,922	246,098	4,622,041

10.	Approval of the grant of up to 1,591 restricted stock units to Mr. Michael Bless (Proposal 10):
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,186,202	606,391	246,355	4,622,041

11.	Approval of the grant of up to 1,591 restricted stock units to Mr. Claude Demby (Proposal 11):
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,187,347	605,465	246,136	4,622,041

About Piedmont Lithium

Piedmont Lithium (Nasdaq:PLL; ASX:PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL; ASX:A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications & Investor Relations	Media Inquiries
T: +1 704 575 2549	E: christian@dlpr.com
E: esanders@piedmontlithium.com	E: jeff@dlpr.com

Appendix – Results of Piedmont Lithium Inc.’s 2023 Annual Meeting of Stockholders – 13 June 2023

The following information is provided in accordance with ASX Listing Rule 3.13.2:

Resolution	Number of Valid Proxy Votes Received Before the Meeting			Number and Percentage of Votes on the Poll		Result
	For	Withheld	Proxy’s Discretion	For	Withheld
1.a. Election of Mr. Jeff Armstrong	5,999,551	1,039,337	Nil	5,999,611 85.23%	1,039,337 14.77%	Elected
1.b. Election of Ms. Christina Alvord	6,979,187	59,701	Nil	6,979,247 99.15%	59,701 0.85%	Elected

Resolution	Number of Valid Proxy Votes Received Before the Meeting				Number and Percentage of Votes on the Poll			Result
	For	Against	Abstain	Proxy’s Discretion	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP for the year ending December 31, 2023	11,526,035	116,514	18,380	Nil	11,526,095 98.84%	116,514 1.00%	18,380 0.16%	Approved
3. Approval of, on an advisory basis, the compensation of the Company’s named executive officers	4,227,203	2,734,575	77,110	Nil	4,227,263 60.06%	2,734,575 38.85%	77,110 1.10%	Approved
4. Approval of the grant of up to 29,890 stock options to Mr. Keith Phillips	4,056,046	2,737,169	245,673	Nil	4,056,106 57.62%	2,737,169 38.89%	245,673 3.49%	Approved
5. Approval of the grant of up to 13,260 restricted stock units to Mr. Keith Phillips	4,074,175	2,719,493	245,220	Nil	4,074,235 57.88%	2,719,493 38.63%	245,220 3.48%	Approved
6. Approval of the grant of up to 53,034 performance stock units to Mr. Keith Phillips	4,046,350	2,746,760	245,778	Nil	4,046,410 57.49%	2,746,760 39.02%	245,778 3.49%	Approved
7. Approval of the grant of up to 2,879 restricted stock units to Mr. Jeff Armstrong	6,186,928	606,562	245,398	Nil	6,186,988 87.90%	606,562 8.62%	245,398 3.49%	Approved
8. Approval of the grant of up to 1,591 restricted stock units to Ms. Christina Alvord	6,193,447	601,148	244,293	Nil	6,193,507 87.99%	601,148 8.54%	244,293 3.47%	Approved
9. Approval of the grant of up to 1,591 restricted stock units to Mr. Jorge Beristain	6,187,868	604,922	246,098	Nil	6,187,928 87.91%	604,922 8.59%	246,098 3.50%	Approved
10. Approval of the grant of up to 1,591 restricted stock units to Mr. Michael Bless	6,186,142	606,391	246,355	Nil	6,186,202 87.89%	606,391 8.61%	246,355 3.50%	Approved
11. Approval of the grant of up to 1,591 restricted stock units to Mr. Claude Demby	6,187,287	605,465	246,136	Nil	6,187,347 87.90%	605,465 8.60%	246,136 3.50%	Approved